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EXHIBIT 16.1



                                                               January 9, 2006

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-7561

RE: ENTERTAINMENT IS US, INC. (formerly AUTO-Q INTERNATIONAL, INC.)


Ladies and Gentlemen:

We have read the statements  made by  ENTERTAINMENT  IS US, INC. in Item 4.01 of
Section 4 of the accompanying Form 8-K (Commission file number 001-31263), which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.


Very truly yours,





/s/ DE JOYA & COMPANY
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DE JOYA & COMPANY